CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 28, 2007, in the Registration Statement on Form F-1/A-8 and related Prospectus of Locate Technologies, Inc. for the registration of shares of its common stock.

MANNING ELLIOTT LLP

CHARTERED ACCOUNTANTS Vancouver, Canada September 18, 2007